EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN STRATEGIC INVESTMENT CO. ANNOUNCES THIRD QUARTER 2023 RESULTS
Company to Host Investor Webcast and Conference Call Today at 11:00 AM ET

New York, November 9, 2023 - American Strategic Investment Co. (NYSE: NYC) (“ASIC” or the “Company”), a company that owns a portfolio of commercial real estate located within the five boroughs of New York City, announced today its financial and operating results for the third quarter ended September 30, 2023.

Third Quarter 2023 and Subsequent Event Highlights

•Revenue was $16.0 million compared to $15.9 million in the third quarter 2022 and $15.8 million in the second quarter of 2023 as new leases began to commence
•Net loss attributable to common stockholders improved to $9.4 million, compared to $11.1 million in the third quarter 2022 and $10.9 million in the second quarter of 2023
•Cash net operating income (“NOI”) grew 4.9% to $6.5 million from $6.2 million in the third quarter 2022
•Adjusted EBITDA grew 18% to $3.4 million compared to $2.9 million in the third quarter 2022 and grew 13% compared to $3.0 million in the quarter prior
•Funds from Operations (“FFO”) improved $1.6 million to negative $2.5 million compared to negative $4.1 million in the third quarter 2022
•Core Funds from Operations (“Core FFO”) was negative $1.1 million compared to negative $1.9 million in the third quarter 2022, or negative $0.48 per share, compared to negative $1.12 in the third quarter of 2023 and negative $0.74 per share in the second quarter 2023
•79% of annualized straight-line rent from Top 10 tenants1 is derived from investment grade or implied investment grade2 rated tenants with a weighted-average remaining lease term of 8.9 years as of September 30, 2023
•Portfolio occupancy was 85% as of September 30, 2023, with weighted-average lease term3 of 6.6 years
•Portfolio debt is 100% fixed rate with no maturities through the end of 2023, 4.4% weighted-average interest rate and 3.4 years of weighted-average debt maturity

CEO Comments

“The Company made progress in our effort to increase value, as we benefited from the positive results that our ongoing leasing and tenant retention activities have yielded, including a 2.4% growth in portfolio occupancy year to date,” said Michael Anderson, CEO of American Strategic Investment Co. “Our results this quarter are highlighted by a 18% increase in Adjusted EBITDA and Cash NOI growth of 4.9% compared to the prior year, as well as an improvement of $0.64 per share in Core FFO. The growth was achieved through a reduction in expenses, coupled with our ongoing leasing success.”

Financial Results

	Three Months Ended September 30,
(In thousands, except per share data)	2023	2022
Revenue from tenants	$16,015	$15,932

Net loss attributable to common stockholders	$(9,390)	$(11,074)
Net loss per common share (a)	$(4.10)	$(6.40)

FFO attributable to common stockholders	$(2,529)	$(4,133)
FFO per common share (a)	(1.11)	$(2.40)

Core FFO attributable to common stockholders	$(1,088)	$(1,870)
Core FFO per common share (a)	$(0.48)	$(1.12)
(a) All per share data based on 2,288,683 and 1,728,540 diluted weighted-average shares outstanding for the three months ended September 30, 2023 and 2022, respectively.

Real Estate Portfolio

The Company’s portfolio consisted of eight properties comprised of 1.2 million rentable square feet as of September 30, 2023. Portfolio metrics include:

•85.1% leased
•6.6 years remaining weighted-average lease term
•79% of annualized straight-line rent4 from top 10 tenants derived from investment grade or implied investment grade tenants with 8.9 years of weighted-average remaining lease term
•Diversified portfolio, comprised of 24% financial services tenants, 13% government and public administration tenants, 12% retail tenants, 10% non-profit and 41% all other industries, based on annualized straight-line rent

Capital Structure and Liquidity Resources

As of September 30, 2023, the Company had $5.1 million of cash and cash equivalents.5 The Company’s net debt6 to gross asset value7 was 41.7%, with net debt of $394.4 million.

All of the Company’s debt was fixed-rate as of September 30, 2023. The Company’s total combined debt had a weighted-average interest rate of 4.4%.8

Footnotes/Definitions

1 Top 10 tenants based on annualized straight-line rent as of September 30, 2023.
2 As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term “parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of September 30, 2023. Based on annualized straight-line rent, top 10 tenants are 59% actual investment grade rated and 20% implied investment grade rated.
3 The weighted-average remaining lease term (years) is weighted by annualized straight-line rent as of September 30, 2023.
4 Annualized straight-line rent is calculated using the most recent available lease terms as of September 30, 2023.
5 Under one of our mortgage loans, we are required to maintain minimum liquid assets (i.e. cash and cash equivalents and restricted cash) of $10.0 million.
6 Total debt of $399.5 million less cash and cash equivalents of $5.1 million as of September 30, 2023. Excludes the effect of deferred financing costs, net, mortgage premiums, net and includes the effect of cash and cash equivalents.
7 Defined as the carrying value of total assets of $770.2 million plus accumulated depreciation and amortization of $175.9 million as of September 30, 2023.
8 Weighted based on the outstanding principal balance of the debt.

Webcast and Conference Call
ASIC will host a webcast and call on November 9, 2023 at 11:00 a.m. ET to discuss its financial and operating results. This webcast will be broadcast live over the Internet and can be accessed by all interested parties through the ASIC website, www.americanstrategicinvestment.com, in the “Investor Relations” section.
Dial-in instructions for the conference call and the replay are outlined below.
To listen to the live call, please go to ASIC’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the ASIC website at www.americanstrategicinvestment.com.
Live Call
Dial-In (Toll Free): 1-888-330-3127
International Dial-In: 1-646-960-0855
Conference ID: 5954637
Conference Replay*
Domestic Dial-In (Toll Free): 1-800-770-2030
International Dial-In: 1-647-362-9199
Conference Number: 5954637
*Available from November 9, 2023 through February 7, 2024.
About American Strategic Investment Co.
American Strategic Investment Co. (NYSE: NYC) owns a portfolio of commercial real estate located within the five boroughs of New York City. Additional information about ASIC can be found on its website at www.americanstrategicinvestment.com.
 Supplemental Schedules
The Company will file supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of ASIC’s website at www.americanstrategicinvestment.com and on the SEC website at www.sec.gov.
Important Notice
The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the anticipated benefits of the Company’s election to terminate its status as a real estate investment trust, (b) whether the Company will be able to successfully acquire new assets or businesses, (c) the potential adverse effects of the geopolitical instability due to the ongoing military conflict between Russia and Ukraine and Israel and Hamas, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants, and the global economy and financial markets, and inflationary conditions and higher interest rate environment (d) that any potential future acquisition is subject to market conditions and capital availability and may not be completed on favorable terms, or at all, and (e) we may not be able to continue to meet the New York Stock Exchange’s (“NYSE”) continued listing requirements and rules, and the NYSE may delist our common stock, which could negatively affect our company, the price of our common stock and our shareholders’ ability to sell our common stock, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed on March 16, 2023 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.
Contacts:
Investors and Media:
Email: investorrelations@americanstrategicinvestment.com
Phone: (866) 902-0063

American Strategic Investment Co.
Consolidated Balance Sheets
(In thousands. except share and per share data)

	September 30, 2023	December 31, 2022
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$188,935	$192,600
Buildings and improvements	576,583	576,686
Acquired intangible assets	61,989	71,848
Total real estate investments, at cost	827,507	841,134
Less accumulated depreciation and amortization	(175,929)	(167,978)
Total real estate investments, net	651,578	673,156
Cash and cash equivalents	5,090	9,215
Restricted cash	7,911	6,902
Operating lease right-of-use asset	54,792	54,954
Prepaid expenses and other assets	6,741	5,624
Derivative asset, at fair value	817	1,607
Straight-line rent receivable	29,903	29,116
Deferred leasing costs, net	9,190	9,881
Assets held for sale	4,130	—
Total assets	$770,152	$790,455

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable, net	$395,316	$394,159
Accounts payable, accrued expenses and other liabilities (including amounts due to related parties of $395 and $118 at September 30, 2023 and December 31, 2022, respectively)	15,074	12,787
Operating lease liability	54,672	54,716
Below-market lease liabilities, net	2,273	3,006
Deferred revenue	3,874	4,211
Total liabilities	471,209	468,879

Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding at September 30, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 2,324,201 and 1,886,298 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	23	19
Additional paid-in capital	729,493	698,761
Accumulated other comprehensive income	829	1,637
Distributions in excess of accumulated earnings	(431,402)	(399,355)
Total stockholders’ equity	298,943	301,062
Non-controlling interests	—	20,514
Total equity	298,943	321,576
Total liabilities and equity	$770,152	$790,455

American Strategic Investment Co.
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,
	2023	2022
Revenue from tenants	$16,015	$15,932

Operating expenses:
Asset and property management fees to related parties	1,882	1,667
Property operating	8,792	8,947
Impairments of real estate investments	362	—
Equity-based compensation	1,208	2,263
General and administrative	1,931	2,435
Depreciation and amortization	6,499	6,941
Total operating expenses	20,674	22,253
Operating loss	(4,659)	(6,321)
Other income (expense):
Interest expense	(4,739)	(4,755)
Other income	8	2
Total other expense	(4,731)	(4,753)
Net loss and Net loss attributable to common stockholders	$(9,390)	$(11,074)

Net loss per share attributable to common stockholders — Basic and Diluted	$(4.10)	$(6.40)
Weighted-average shares outstanding — Basic and Diluted	2,288,683	1,728,540

American Strategic Investment Co.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended				Nine Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 21, 2022	September 30, 2023
EBITDA:
Net income	$(9,390)	$(10,899)	$(11,758)	$(10,109)	$(32,047)
Depreciation and amortization	6,499	6,749	6,952	7,703	$20,200
Interest expense	4,739	4,707	4,663	4,751	$14,109
Income tax (benefit) expense	—	—	—	—	$—
EBITDA	1,848	557	(143)	2,345	2,262
Impairment of real estate investments	362	151	—	—	$513
Acquisition and transaction related	—	—	—	—	$—
Equity-based compensation	1,208	2,304	2,200	2,198	$5,712
Other (income) loss	(8)	(10)	(9)	(6)	$(27)
Adjusted EBITDA	3,410	3,002	2,048	4,537	8,460
Asset and property management fees to related parties	1,882	1,988	1,884	1,708	$5,754
General and administrative	1,931	2,439	3,181	1,897	$7,551
NOI	7,223	7,429	7,113	8,142	21,765
Accretion of below- and amortization of above-market lease liabilities and assets, net	(36)	(45)	36	123	$(45)
Straight-line rent (revenue as a lessor)	(703)	120	(204)	(263)	$(787)
Straight-line ground rent (expense as lessee)	27	27	27	28	$81
Cash NOI	6,511	7,531	6,972	8,030	$21,014

Cash Paid for Interest:
Interest expense	4,739	4,707	4,663	4,751	$14,109
Amortization of deferred financing costs	(386)	(385)	(386)	(386)	$(1,157)
Total cash paid for interest	$4,353	$4,322	$4,277	$4,365	$12,952

American Strategic Investment Co.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended				Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2023	December 21, 2022	September 30, 2023
Net loss attributable to common stockholders	$(9,390)	$(10,899)	$(11,758)	$(10,109)	$(32,047)
Impairment of real estate invetsments	362	151	—	—	513
Depreciation and amortization	6,499	6,749	6,952	7,703	20,200
FFO attributable to common stockholders	(2,529)	(3,999)	(4,806)	(2,406)	(11,334)
Equity-based compensation	1,208	2,304	2,200	2,198	5,712
Expenses attributable to 2023 Tender Offer	233	$—	$—	$—	$233
Core FFO attributable to common stockholders	$(1,088)	$(1,695)	$(2,606)	$(208)	$(5,389)
(1) Includes expense related to the amortization of the Company's restricted common shares and units of limited partnership related to its multi-year outperformance agreement for all periods presented. Management has not added back the cost of the base management fee elected to be received by the Advisor in shares in lieu of cash or the cost of the Advisor’s base management fee used by the Advisor under the Side Letter to purchase shares or because such amounts are considered a normal operating expense. Such amount included in net loss were zero and $0.5 million for the three and nine months ended September 30, 2023 and $1.3 million and $3.6 million for the three and nine months ended September 30, 2022, respectively.
(2) Amount relates to costs that we incurred as it relates to the 2023 Tender Offer. We do not consider these expenses to be part of our normal operating performance and has, accordingly, increased its Core FFO for this amount.

Non-GAAP Financial Measures
This release discusses the non-GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Earnings before Interest, Taxes, Depreciation and Amortization (“ EBITDA”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest. While NOI is a property-level measure, Core FFO is based on our total performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided above.
In December 2022 we announced that we changed our business strategy and terminated our election to be taxed as a REIT effective January 1, 2023, however, our business and operations have not materially changed in the first quarter of 2023. Therefore, we did not change any of the non-GAAP metrics that we have historically used to evaluate performance.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, EBITDA, Adjusted EBITDA, NOI, Cash NOI and Cash Paid for Interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other companies may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO differently than we do. Consequently, our presentation of FFO and Core FFO may not be comparable to other similarly titled measures presented by other REITs.
We consider FFO and Core FFO useful indicators of our performance. Because FFO and Core FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and Core FFO presentations facilitate comparisons of operating performance between periods and between other companies that use these measures.
As a result, we believe that the use of FFO and Core FFO, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and Core FFO are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that FFO and Core FFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations and Core Funds from Operations
Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the NAREIT, an industry trade group, has promulgated a performance measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a company with a business similar to our current business. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gain and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for consolidated partially-owned entities (including our New York City Operating Partnership L.P.) and equity in earnings of unconsolidated affiliates are made to arrive at our proportionate share of FFO attributable to our stockholders. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a company with a business similar to our current business using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Core Funds from Operations
Beginning in the third quarter 2020, following the listing of our Class A common stock on the NYSE, we began presenting Core FFO, also a non-GAAP metric. We believe that Core FFO is utilized by other publicly-traded companies with a business similar to our current business, although Core FFO presented by us may not be comparable to Core FFO reported by other companies that define Core FFO differently. In calculating Core FFO, we start with FFO, then we exclude the impact of discrete non-operating transactions and other events which we do not consider representative of the comparable operating results of our real estate operating portfolio, which is our core business platform. Specific examples of discrete non-operating items include acquisition and transaction related costs for dead deals, debt extinguishment costs, non-cash equity-based compensation and costs incurred for the 2022 proxy contest. We add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations normal operating performance. Further, we do not consider the costs associated with the 2022 contested proxy, while paid in cash, to be indicative of normal operating performance. By excluding expensed acquisition and transaction dead deal costs as well as non-operating costs described above, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid for Interest.
We believe that EBITDA and Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, fees related to the listing related costs and expenses, other non-cash items such as the vesting and conversion of the Class B Units, equity-based compensation expense and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other companies may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other companies.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other companies that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other companies. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other companies present Cash NOI.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.